EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITOR

I consent to the use in this Registration Statement on Form 20-F of my audit report dated December 13, 2000 to the audited financial statements of DSI Datotech Systems Inc. for the years ended October 31, 2000 and 1999 and my audit report dated February 9, 2000, except for Note 10 as to which the date is at November 3, 2000, relating to the audited financial statements of DSI Datotech Systems Inc. for the years ended October 31, 1999 and 1998, and the reference to my firm under the caption `Statement By Experts' in this Registration Statement.

                                                     "G. Ross McDonald" (signed)
                                                     ---------------------------
                                                     G. ROSS MCDONALD
                                                     Chartered Accountant

Suite 1502
543 Granville Street
Vancouver, B.C.
Canada V6C 1X8
October 25, 2001